As filed with the Securities and Exchange Commission on September 13, 2024

Registration No. 333-265881

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Calliditas Therapeutics AB

(Exact name of Registrant as specified in its charter)

Sweden	2834	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Kungsbron 1, D5
SE-111 22
Stockholm, Sweden
Tel: +46 (0) 8 411 3005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Calliditas NA Enterprises Inc.
330 Madison Avenue, Suite 2310
New York, New York 10017
(332) 910-9193

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Joshua A. Kaufman Sanjay M. Shirodkar DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500	Dain Hard Nevonen Linnéa Sellstrom Advokatfirman Vinge KB Smålandsgatan 20, Box 1703 SE-111 87 Stockholm, Sweden +46(0) 10 614 30 00

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐    Accelerated filer ☒    Non-accelerated filer ☐    Smaller reporting company ☐    Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (File No. 333-265881) filed by Calliditas Therapeutics AB, a Swedish company with limited liability (the “Company”), which was originally declared effective by the Securities and Exchange Commission (the “SEC”) on July 8, 2022 (such registration statement, the “Registration Statement”). The Registration Statement registered the offer and sale of up to $200,000,000 of the Company’s common shares, including common shares represented by American Depositary Shares, as well as debt securities, warrants and units.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that is has meet all requirements for filing of this Amendment No. 1 on Form F-3 and has duly caused this Registration Statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Sweden, on September 13, 2024.

CALLIDITAS THERAPEUTICS AB

By:	/s/ Renée Aguiar-Lucander
Renée Aguiar-Lucander Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Renée Aguiar-Lucander	Chief Executive Officer	September 13, 2024
Renée Aguiar-Lucander	(Principal Executive Officer)

/s/ Fredrik Johansson	Chief Financial Officer	September 13, 2024
Fredrik Johansson	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	September 13, 2024
Elmar Schnee

*	Director	September 13, 2024
Elisabeth Björk

*	Director	September 13, 2024
Hilde Furberg

/s/ Fred Driscoll	Director	September 13, 2024
Fred Driscoll

*	Director	September 13, 2024
Diane Parks

*	Director	September 13, 2024
Henrik Stenqvist

*By:	/s/ Renée Aguiar-Lucander
Renée Aguiar-Lucander
Attorney-in-Fact